Exhibit 3.5

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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS CARDIOVASCULAR BIOTHERAPEUTICS, INC.

CardioVascular BioTherapeutics, Inc.

CONVERTIBLE PROMISSORY NOTE

SERIES II

$	[date]

FOR VALUE RECEIVED, the undersigned, CardioVascular BioTherapeutics, Inc. a company organized under the laws of the State of Delaware (the “Company”), promises to pay to the order of                                                   or its registered assigns (the “Holder”), the principal sum of                                                   ($                     ) [minimum $20,000 and additional $10,000 increments thereafter], with interest from the date hereof at the rate of 7% per annum on the unpaid balance hereof until paid.

1. Principal. The principal of this Note shall be payable in one installment on the earlier of (a) three years from the date hereof; or (b) 30 days after the successful completion of the Company’s initial public offering in the United States (an “IPO”) (in either case, the “Maturity Date”). This Note is subject to automatic conversion upon the occurrence of the Conversion Events described in Paragraphs 3(a) and conversion at the option of the Holder pursuant to Paragraph 3(b).

2. Interest. Interest on the unpaid principal balance of this Note shall accrue at the rate 7% per annum compounded annually (computed on the basis of a 365-366 day year (as applicable) based on actual days elapsed) commencing on the date hereof. The Company agrees to pay interest after the occurrence of an Event of Default, at a rate per annum equal to the lesser of (a) the highest rate of interest per annum permitted by applicable law and (b) 14% per annum (the “Default Rate”) until all amounts outstanding under the Note payable to Holder have been paid in full. For purpose herein, an “Event of Default” exists in the event the Company fails to make a payment required by Paragraph 1 hereof, and such failure is not cured within 10 days following written notice from the Holder.

3. Conversion Events and Mechanics of Conversion.

(a) Automatic Conversion. Upon the occurrence of a Conversion Event (as hereinafter defined), the entire unpaid principal balance of this Note will automatically convert into Common Stock of the Company at a price equal to the Conversion Price (as hereinafter defined). For purposes herein, “Conversion Event” shall mean the consummation

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of a merger or sale of the Company in which the Company is not a surviving entity. For purposes herein “Conversion Price” shall be $4.00 per share; provided however, if the purchase price for shares at the completion of the Company’s IPO (the “IPO Price”) is less than $4.00 per share, the Conversion Price shall be adjusted to equal 50% of the IPO Price.

(b) At Holder’s Option. The Holder has the option to convert all, but not less than all, of this Note into Common Stock at any time prior to the Maturity Date, for the Conversion Price set forth in Paragraph 3(a) above. The Holder may exercise this option only in accordance with Paragraph 3(c) below.

(c) Mechanics of Conversion. The equity securities that are issuable to the Holder upon any conversion of this Note shall be referred to as the “Conversion Shares.” To exercise the Holder’s right of conversion, the Holder shall surrender this Note to the Company at its registered office, accompanied by a written notice in the form annexed hereto as Exhibit A, properly completed (the “Conversion Notice”). Within ten business days after its receipt of this Note and the Conversion Notice, the Company shall issue and deliver a certificate or certificates for the number of full Conversion Shares issuable, registered in the Holder’s name and bearing the restrictive legend stated herein. Such conversion shall be deemed to have been effected and the number of the Conversion Shares issuable in connection with such conversion shall be determined as of the close of business on the date on which this Note and the Conversion Notice shall have been received by the Company and, at such time, the Holder’s rights as holder of such Note shall cease, and the Holder shall be deemed to have become the holder of record of the shares or interest represented thereby.

4. Antidilution. In the event the Company declares or pays any dividend on the Common Stock payable in shares of Common Stock or in the event that the outstanding shares of Common Stock is subdivided, by reclassification, stock split or otherwise, into a greater number of shares of Common Stock prior to the Maturity Date, this Note shall, after such dividend or subdivision, entitle the Holder to receive upon conversion the number of shares of Common Stock to which the Holder would be entitled had the Holder converted this Note immediately prior to such dividend or subdivision.

5. Transfer Restrictions. The Holder shall not transfer the Note or the Conversion Shares (except to its own affiliate, subsidiary, or shareholders) until (a) it has first given written notice to the Company, describing briefly the manner of any such proposed transfer; and (b) (i) the Company has received from the Holder’s counsel an opinion that such transfer can be made without compliance with the registration requirements of the Securities Act of 1933 and applicable state securities laws, or (ii) a registration statement filed by the Company under the Securities Act of 1933 and applicable state securities laws is declared effective by the Securities and Exchange Commission and state securities commissions having jurisdiction.

6. Currency; Payments. All references herein to “dollars” or “$” are to U.S. dollars, and all payments of principal of and interest on this Note shall be made in lawful money of the United States of America in immediately available funds. If the date on which any such payment is required to be made pursuant to the provisions of this Note occurs on a Saturday or Sunday or legal holiday observed in the State of California, such payments shall be due and payable on the immediately succeeding date which is not a Saturday or Sunday or legal holiday so observed.

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7. Waiver. The Company expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection.

8. Jurisdiction. The Company consents to the exclusive jurisdiction of the state and federal courts of California for any legal action, suit or proceeding arising out of or in connection with this Note, and agrees that any such action, suit, or proceeding may be brought only in such courts. The Company further waives any objection to the laying of venue for any suit, action or proceeding in such courts. The Company agrees to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding. The Company agrees that any service of process mailed by registered or certified mail, return receipt requested to the Company at the address set forth below shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

9. Attorneys’ Fees and Costs. In the event of any legal proceedings in connection with this Note, all expenses in connection with such legal proceedings of the prevailing party, including reasonable legal fees and applicable costs and expenses, shall be reimbursed by the non-prevailing party upon demand. This provision shall not merge with any enforcement order or judgment on this Note and shall be applicable to any proceeding to enforce or appeal any judgment relating to the Note.

10. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

11. Successors and Assigns. This Note shall inure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the undersigned and its successors and permitted assigns. As used herein, the term “Holder” shall mean and include the successors and permitted assigns of the Holder.

12. Governing Law. The parties acknowledge and agree that this Note and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of California, without regard to conflict of laws principles.

13. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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14. Modification. This Note may not be modified or amended orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

CardioVascular BioTherapeutics, Inc. a Delaware Corporation

By:	Daniel C. Montano
Its:	President & CEO
Address:	14272 Franklin Ave., Ste. 110
Tustin, CA 92780

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Exhibit A

[FORM OF CONVERSION NOTICE]

TO: CardioVascular BioTherapeutics, Inc.

Pursuant to Paragraph 3(b) of that certain Series II Convertible Promissory Note (the “Note”), the undersigned Holder of the Note hereby: (i) irrevocably exercises the option to convert the entire unpaid principal balance of the Note for that number of shares of Common Stock of CardioVascular BioTherapeutics, Inc. equal to the aggregate principal amount of the Note divided by the Converstion Price (as defined in Paragraph 3(a) of the Note) (the “Conversion Shares”) in accordance with the terms of the Note and (ii) directs that such Conversion Shares deliverable upon the conversion, together with any check in payment for fractional shares, be issued and delivered to the registered holder of the Note unless a different name has been indicated below. If Conversion Shares are to be delivered or registered in the name of a person other than the undersigned the person in whose name the Conversion Shares will be issued represents and warrants that he or she is such person and that the representations and warranties made in the Note are true and correct as of the date of conversion.

Dated:
Signature

Fill in for registration of shares if to be delivered, and of Notes if to be issued, otherwise than to and in the name of the registered holder.

Social Security or Other
Taxpayer Identifying Number

(Name)

(Street Address)

(City, State and Zip Code)
(Please print name and address)

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